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                                                                  Exhibit 23(iv)


                 CONSENT OF MCDONALD & COMPANY SECURITIES, INC.

         We consent to the inclusion in the Prospectus and Proxy Statement of Camco Financial Corporation and GF Bancorp, Inc. of the use of the form of our opinion and to the summarization of our opinion in the Prospectus and Proxy Statement under the caption "Opinion of McDonald & Company." Further, we consent to all references to our firm in such Prospectus and Proxy Statement.



                                         /s/ McDonald & Company Securities, Inc.

                                         McDONALD & COMPANY SECURITIES, INC.



Cleveland, Ohio
September 29, 1997